UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2013

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 10, 2013, the independent members of the Company’s Board of Directors approved the salary increases set forth below for the Company’s named executive officers effective as of the beginning of the Company’s 2014 fiscal year (“FY”).

Name	Title	FY 2013 Base Salary	% Increase	FY 2014 Base Salary
Darren Richardson	President and Chief Executive Officer	$410,966	3%	$423,295
Karen McGinnis (a)	Chief Financial Officer	$275,000	—	$275,000
Brian Andersen (b)	Chief Operating Officer	$261,043	3%	$268,874
Whitney Peterson	Senior Vice President, Business Affairs and Secretary	$267,194	3%	$275,210

(a)	Ms. McGinnis was hired as our Chief Financial Officer effective June 10, 2013.
(b)	Mr. Andersen’s base salary is shown in U.S. dollars for presentation purposes; however, Mr. Andersen is paid in British Pounds Sterling (“GBP”). Mr. Andersen’s FY 2013 and FY 2014 base salaries are GBP 163,152 and GBP 168,047, respectively.

On September 10, 2013, the independent members of the Company’s Board of Directors also approved an executive bonus plan for the Company’s FY 2014. Bonuses awarded under the executive bonus plan will be based in part upon the Company’s EBITDA in FY 2014, as adjusted to exclude the impact of change in fair value of warrant liability, stock-based compensation, acquisition related fees and foreign currency exchange, consistent with the Company’s fiscal 2014 budget as previously approved by the Company’s Board of Directors, and in part based upon the shipment schedule of the Company’s previously announced M.O.J.O. micro-console. The target bonus percentage and maximum target bonus award for the Company’s named executive officers for the Company’s FY 2014 are set forth in the following table:

Name	Title	Target Bonus Award as % of Salary	Target Bonus Award
Darren Richardson	President and Chief Executive Officer	60%	$253,977
Karen McGinnis	Chief Financial Officer	50%	$137,500
Brian Andersen (a)	Chief Operating Officer	50%	$134,437
Whitney Peterson	Senior Vice President, Business Affairs and Secretary	50%	$137,605

(a)	Mr. Andersen’s target bonus award is shown in U.S. dollars for presentation purposes; however, Mr. Andersen is paid in GPB. Mr. Andersen’s FY 2014 target bonus award is GBP 84,023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013	MAD CATZ INTERACTIVE, INC.

	By:	/S/ KAREN MCGINNIS
Name: Karen McGinnis
Its: Chief Financial Officer